Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Parker Drilling Company:
We consent to the incorporation by reference in the Registration Statement (No. 333-144111) on Form S-3 and in the Registration Statements (Nos. 333-158130 333-124697, 333-59132, 333-41369, 333-84069, 333-99187) on Form S-8 of Parker Drilling Company of our report dated March 3, 2010, with respect to the consolidated balance sheets of Parker Drilling Company as of December 31, 2009 and 2008, and related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, the related financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 Annual Report on Form 10-K of Parker Drilling Company. Our report with respect to the consolidated financial statements refers to a change in accounting for convertible debt instruments in 2008 and 2007.
KPMG LLP
Houston, Texas
March 3, 2010